UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2007

SYNVISTA THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-16043	13-3304550
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

221 West Grand Avenue
Montvale, New Jersey 07645
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (201) 934-5000

________________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

The disclosure provided under Item 5.02(e) below is incorporated herein by reference.

ITEM 5.02  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATION ARRANGEMENTS OF CERTAIN OFFICERS.

(a)  Not applicable.

(b)  Synvista Therapeutics, Inc. (“Synvista” or the “Company”) reported that Malcolm MacNab, M.D., Ph.D., the Company’s Vice President, Clinical Development, will resign from his position effective as of December 31, 2007 and will become a consultant to the Company effective as of December 31, 2007.

(c)  Not applicable.

(d)  Not applicable.

(e) The Company will enter into a consulting agreement with Dr. MacNab in connection with his appointment as a consultant. The agreement will be effective as of January 1, 2008 and will terminate on December 31, 2008. The agreement is renewable on December 31, 2008 upon mutual agreement, in writing, between the Company and Dr. MacNab. Pursuant to the agreement, Dr. MacNab shall receive a consulting fee of $5,000 per month for spending 25 hours per month consulting with the Company and $300 per hour for additional time spent thereafter, which shall be payable on a monthly basis. In addition, the Company agreed to continue to vest Dr. MacNab’s unvested stock options during the consultancy period. Dr. MacNab’s vested options, together with any newly granted options that may vest during his consultancy, will remain exercisable from his resignation date up through a period of one year following the termination of the consulting agreement. The consulting agreement may be terminated (a) by either party for any reason upon 30 days’ written notice, or (b) by either party, in the event of a breach by the other party of any of the covenants contained in the agreement, immediately upon written notice to the breaching party. The consulting agreement also provides for indemnification of Dr. MacNab by the Company and the entry by Dr. MacNab into a Confidential Disclosure and Non-Use Agreement with the Company.

(f)  Not applicable.

ITEM 5.03  AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

(a) On December 5, 2007, in response to new American Stock Exchange LLC (“Amex”) listing requirements that mandate that all Amex-listed companies become eligible to participate in the “Direct Registration System” for their outstanding securities, the Board of Directors of the Company adopted certain amendments to Article VII of Synvista’s Amended and Restated By-laws (the “By-laws”) to clarify that Synvista’s outstanding securities may exist in either certificated or uncertificated form, and to make other revisions relating to that clarification. A copy of the By-laws, reflecting the amendments adopted by the Board of Directors and effective as of December 5, 2007, is attached hereto as Exhibit 3.1 and incorporated herein by reference.

(b) Not applicable.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit Number	Description

3.1	Amended and Restated By-laws of Synvista Therapeutics, Inc.

10.1	Consulting Agreement by and between the Company and Dr. MacNab dated January 1, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNVISTA THERAPEUTICS, INC.

Dated: December 7, 2007	By:	/s/ Noah Berkowitz
Noah Berkowitz, M.D., Ph.D.
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

3.1	Amended and Restated By-laws of Synvista Therapeutics, Inc.

10.1	Consulting Agreement by and between the Company and Dr. MacNab dated January 1, 2008.